As filed with the Securities and Exchange Commission on February 21, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	20-4623678 (I.R.S. Employer Identification No.)
4050 East Cotton Center Boulevard
Building 6, Suite 68
Phoenix, Arizona 85040
(Address of Principal Executive Offices)

First Solar, Inc. 2006 Omnibus Incentive Compensation Plan
First Solar Holdings, LLC 2003 Unit Option Plan
(Full Title of Plans)

Michael J. Ahearn
Chief Executive Officer
First Solar, Inc.
4050 East Cotton Center Boulevard
Building 6, Suite 68
Phoenix, Arizona 85040
(602) 414-9300
(Name, address and telephone number, including area code, of agent for service)

Copies to:
John T. Gaffney, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000
CALCULATION OF REGISTRATION FEE

Title of	Amount		Proposed maximum		Proposed maximum
securities	to be		offering price per		aggregate offering	Amount of
to be registered	registered (1)		share		price	registration fee
Common Stock, par value $0.001 per share	4,415,458	(2)	$42.43	(3)	$187,347,883	$5,751.58
Common Stock, par value $0.001 per share	24,180	(4)	$32.81	(4)	$793,346	$24.36
Common Stock, par value $0.001 per share	41,161	(5)	$27.78	(5)	$1,143,453	$35.10
Common Stock, par value $0.001 per share	30,000	(6)	$28.59	(6)	$857,700	$26.33
Common Stock, par value $0.001 per share	1,357,701	(7)	$20.00	(7)	$27,154,020	$833.63
Common Stock, par value $0.001 per share	315,250	(8)	$4.54	(8)	$1,431,235	$43.94
Common Stock, par value $0.001 per share	1,938,676	(9)	$4.33	(9)	$8,394,467	$257.71
Common Stock, par value $0.001 per share	2,734,181	(10)	$2.06	(10)	$5,632,413	$172.92
TOTAL	10,856,607		—		$232,754,516	$7,145.56

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock. In addition, this Registration Statement covers the resale by certain Selling Stockholders named in the Prospectus included in and filed with this Form S-8 of certain of the shares of Registrant’s Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)	Represents (i) 4,366,958 shares of Common Stock previously issued or reserved for future issuance under the First Solar, Inc. 2006 Omnibus Incentive Compensation Plan (the “2006 Plan”) and (ii) 48,500 shares of Common Stock previously issued under the First Solar Holdings, LLC 2003 Unit Option Plan (the “2003 Plan”).

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based on the average of the high and low prices of the common stock reported on The Nasdaq Global Market on February 14, 2007.

(4)	Represents 24,180 shares of Common Stock subject to options outstanding under the 2006 Plan at a weighted average exercise price of $32.81 per share.

(5)	Represents 41,161 shares of Common Stock subject to options outstanding under the 2006 Plan at a weighted average exercise price of $27.78 per share.

(6)	Represents 30,000 shares of Common Stock subject to options outstanding under the 2006 Plan at a weighted average exercise price of $28.59 per share.

(7)	Represents 1,357,701 shares of Common Stock subject to options outstanding under the 2006 Plan at a weighted average exercise price of $20.00 per share.

(8)	Represents 315,250 shares of Common Stock subject to options outstanding under the 2003 Plan at a weighted average exercise price of $4.54 per share.

(9)	Represents 1,938,676 shares of Common Stock subject to options outstanding under the 2003 Plan at a weighted average exercise price of $4.33 per share.

(10)	Represents 2,734,181 shares of Common Stock subject to options outstanding under the 2003 Plan at a weighted average exercise price of $2.06 per share.

EXPLANATORY NOTE
          This Registration Statement registers shares of common stock, par value $0.001 per share, of First Solar, Inc. (the “Company”), consisting of (i) shares previously issued, or that will be issued, upon the exercise of options granted under the First Solar, Inc. 2006 Omnibus Incentive Compensation Plan (the “2006 Plan”), (ii) shares previously issued, or that will be issued, pursuant to the 2006 Plan and (iii) shares previously issued, or that will be issued, upon the exercise of options granted under the First Solar Holdings, LLC 2003 Unit Option Plan (the “2003 Plan”).
          This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities” or “control securities”, within the meaning of Form S-8, by certain of the Company’s stockholders, as more fully set forth therein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “Commission”). The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the Plans. Requests should be directed to the Legal Department, First Solar, Inc., 4050 East Cotton Center Boulevard, Building 6, Suite 68, Phoenix, Arizona 85040.

REOFFER PROSPECTUS
FIRST SOLAR, INC.
2,412,861 Shares of Common Stock
Acquired or to be Acquired by the Selling Stockholders Under
FIRST SOLAR, INC. 2006 OMNIBUS INCENTIVE COMPENSATION PLAN
and
FIRST SOLAR HOLDINGS, LLC 2003 UNIT OPTION PLAN
     This Prospectus relates to an aggregate of up to 2,412,861 shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of First Solar, Inc., a Delaware corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to the First Solar, Inc. 2006 Omnibus Incentive Compensation Plan and First Solar Holdings, LLC 2003 Unit Option Plan (collectively, the “Plans”). See “Selling Stockholders”. This Prospectus covers the offering for resale of (i) shares acquired by the Selling Stockholders prior to the filing of a Registration Statement on Form S-8 by the Company (“Restricted Shares”) and (ii) shares to be acquired by Selling Stockholders who may be deemed affiliates of the Company after the filing of a Registration Statement on Form S-8 pursuant to options currently held by those Selling Stockholders (“Control Shares”). The Company’s Common Stock is listed on The Nasdaq Global Market under the symbol “FSLR”. On February 20, 2007, the last reported sales price of the Company’s Common Stock on The Nasdaq Global Market was $49.21 per share.
     The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution”. All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).
     Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus is February 20, 2007.

     No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement. This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition and results of operations may have changed since that date.

i

WHERE YOU CAN FIND MORE INFORMATION
     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained by mail from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.
     This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents of the Company heretofore filed with the Commission are hereby incorporated in this Prospectus by reference:
(a)	The Company’s Prospectus, dated November 16, 2006, filed pursuant to Rule 424(b) under the Securities Act on November 20, 2006 (and which relates to the Company’s Registration Statement on Form S-1 (Registration 333-135574) filed by the Company with the Commission on June 30, 2006, as amended), in which there is set forth audited financial statements as of December 31, 2005 and December 25, 2004 and for the years ended December 31, 2005, December 25, 2004 and December 27, 2003;

(b)	The Company’s Current Reports on Form 8-K filed December 22, 2006, January 16, 2007 and January 31, 2007; and

(c)	The description of the Common Stock in the Company’s Registration Statement on Form 8-A filed November 15, 2006 (Registration No. 001-33156), together with any amendment thereto filed with the Commission for the purpose of updating such description.
     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement of which this Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.
     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to the Legal Department, First Solar, Inc., 4050 East Cotton Center Boulevard, Building 6, Suite 68, Phoenix, Arizona 85040, (602) 414-9300.

USE OF PROCEEDS
     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS
     This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired (or, in some cases, may acquire) Shares pursuant to any of the Plans. Non-affiliates holding less than 1,000 Restricted Shares issued under any of the Plans and who are not named below may use this Prospectus for the offer or sale of those Shares.
     Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 72,333,836 shares outstanding as of the date of this Prospectus, and generally includes voting or investment power with respect to securities. Options to purchase shares of common stock that are currently exercisable or exercisable within 60 days of the date of this Prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person. After the resale of all Shares that may be so offered for resale pursuant to this Prospectus, and assuming no other changes in beneficial ownership of the Company’s Common Stock after the date of this Prospectus, each Selling Stockholder would own less than 1% of the Company’s Common Stock.
     The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates” of the Company.

				Number of
				Restricted Shares	Number of Control		Beneficially Owned
		Shares Beneficially		Offered for Resale	Shares Offered for		After the Resale
Selling Stockholder	Position (1)	Owned		(2)	Resale (3)		(4)
George A. (“Chip”) Hambro	Chief Operating Officer	960,300	(5)	0	960,300	(5)	0
Jens Meyerhoff	Chief Financial Officer	5,000		0	187,501	(6)	5,000
Kenneth M. Schultz	Vice President, Sales and Marketing	911,800	(7)	0	911,800	(7)	0
I. Paul Kacir	Vice President, General Counsel	1,500		0	82,450	(8)	1,500
James F. Nolan	Director	73,050	(9)	0	72,750	(9)	300
J. Thomas Presby	Director	1,562		1,562	0		0
Bruce Sohn	Director	103,641	(10)	25,291	72,750	(10)	5,600
Paul H. Stebbins	Director	416		416	0		0
Michael Sweeney	Director	98,041	(11)	25,291	72,750	(11)	0

(1)	All Selling Stockholders are employees and/or directors of the Company. The positions of officers and directors are specifically described.

(2)	Includes (i) shares previously issued upon exercise of options granted under the Plans and (ii) shares of restricted stock previously granted under the Plans.

(3)	Includes shares subject to vested and unvested options issued under the Plans.

(4)	Assumes that all Shares offered for resale pursuant to this Prospectus are sold.

(5)	Includes 960,300 shares of common stock issuable upon the exercise of stock options.

(6)	Includes 187,501 shares of common stock issuable upon the exercise of stock options.

(7)	Includes 911,800 shares of common stock issuable upon the exercise of stock options.

(8)	Includes 82,450 shares of common stock issuable upon the exercise of stock options.

(9)	Includes 72,750 shares of common stock issuable upon the exercise of stock options.

(10)	Includes 72,750 shares of common stock issuable upon the exercise of stock options.

(11)	Includes 72,750 shares of common stock issuable upon the exercise of stock options.

PLAN OF DISTRIBUTION
     The purpose of the Prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they acquired (or, in some cases, may acquire) pursuant to the Plans at such times and at such places as the Selling Stockholders choose.
     The decision to exercise options for Shares, or to sell any Shares, is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by certain individuals, certain volume limitations set forth in Rule 144(e) of the Securities Act and lock-up agreements entered into in connection with the Company’s initial public offering. There can be no assurance that any of the options will be exercised or any Shares will be sold by the Selling Stockholders.
     The Selling Stockholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) on The Nasdaq Global Market, in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at fixed prices (which may be changed) or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.
     The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.
     Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the The Nasdaq Global Market pursuant to Rule 153 under the Securities Act.
     The Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.
     The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

LEGAL MATTERS
     The validity of the common stock being offered hereby has been passed upon for First Solar, Inc. by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS
     Our consolidated financial statements as of December 31, 2005 and December 25, 2004 and for the years ended December 31, 2005, December 25, 2004 and December 27, 2003, incorporated by reference in this prospectus and the related financial statement schedule incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as stated in their reports incorporated by reference herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The foregoing financial statements have been incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
2,412,861 SHARES
FIRST SOLAR, INC.
COMMON STOCK
PROSPECTUS
February 20, 2007

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information
     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information
     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by First Solar, Inc. (the “Corporation”) are incorporated by reference herein and shall be deemed a part hereof: (1) the Corporation’s Prospectus, dated November 16, 2006, filed pursuant to Rule 424(b) under the Securities Act on November 20, 2006 (and which relates to the Corporation’s Registration Statement on Form S-1 (Registration 333-135574) filed by the Corporation with the Commission on June 30, 2006, as amended), (2) the Company’s Current Reports on Form 8-K filed December 22, 2006, January 16, 2007 and January 31, 2007 and (3) the description of the Common Stock in the Corporation’s Registration Statement on Form 8-A filed November 15, 2006 (Registration No. 001-33156), together with any amendment thereto filed with the Commission for the purpose of updating such description
     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
     Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

     Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     The Corporation’s bylaws generally provide that the Corporation will indemnify its directors and officers to the fullest extent permitted by law.
     The Corporation also maintains officers’ and directors’ liability insurance which insures against liabilities that its officers and directors may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.
Item 7. Exemption from Registration Claimed.
          The shares of Common Stock which may be sold pursuant to the reoffer prospectus for the respective accounts of the Selling Stockholders issued to the Selling Stockholders under the 2006 Plan and 2003 Plan were issued by the Company in reliance upon the available exemptions from the registration requirements of the Securities Act, including those contained in Rule 701 promulgated under Section 3(b), which relates to exemptions for offers and sales of securities pursuant to certain compensatory benefit plans.
Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of First Solar, Inc. (incorporated by reference to Exhibit No. 3.1 of the Registration Statement of First Solar, Inc., Registration No. 333-135574)

4.2	Bylaws of First Solar, Inc. (incorporated by reference to Exhibit No. 3.2 of the Registration Statement of First Solar, Inc., Registration No. 333-135574)

4.3	Registration Rights Agreement dated February 22, 2005, between First Solar, Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit No. 4.10 of the Registration Statement of First Solar, Inc., Registration No. 333-135574)

Exhibit Number	Description

4.4	Form of Registration Rights Agreement between First Solar, Inc., JWMA Partners, LLC, the Estate of John T. Walton, JCL Holdings, LLC and Michael J. Ahearn (incorporated by reference to Exhibit No. 4.17 of the Registration Statement of First Solar, Inc., Registration No. 333-135574)

5.1	Opinion of Cravath, Swaine & Moore LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement)
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (A) to include any prospectus required by Section 10(a)(3) of the Securities Act;
               (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.
               (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix in the State of Arizona, on the 21st day of February, 2007.

First Solar, Inc.
By:	/s/ Jens Meyerhoff
	Name:	Jens Meyerhoff
	Title:	Chief Financial Officer

     We, the undersigned directors and officers of First Solar, Inc., do hereby constitute and appoint Michael J. Ahearn, Jens Meyerhoff and I. Paul Kacir, or any of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 21, 2007.

Signature	Title	Date

/s/ Michael J. Ahearn Michael J. Ahearn	President, Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2007

/s/ Jens Meyerhoff Jens Meyerhoff	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 21, 2007

/s/ James F. Nolan James F. Nolan	Director	February 21, 2007

/s/ J. Thomas Presby J. Thomas Presby	Director	February 21, 2007

/s/ Paul H. Stebbins Paul H. Stebbins	Director	February 21, 2007

/s/ Michael Sweeney Michael Sweeney	Director	February 21, 2007

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of First Solar, Inc. (incorporated by reference to Exhibit No. 3.1 of the Registration Statement of First Solar, Inc., Registration No. 333-135574)

4.2	Bylaws of First Solar, Inc. (incorporated by reference to Exhibit No. 3.2 of the Registration Statement of First Solar, Inc., Registration No. 333-135574)

4.3	Registration Rights Agreement dated February 22, 2005, between First Solar, Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit No. 4.10 of the Registration Statement of First Solar, Inc., Registration No. 333-135574)

4.4	Form of Registration Rights Agreement between First Solar, Inc., JWMA Partners, LLC, the Estate of John T. Walton, JCL Holdings, LLC and Michael J. Ahearn (incorporated by reference to Exhibit No. 4.17 of the Registration Statement of First Solar, Inc., Registration No. 333-135574)

5.1	Opinion of Cravath, Swaine & Moore LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement)